EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

KBW, Inc. Announces First Quarter 2007 Financial Results

New York, NY – April 26, 2007 – KBW, Inc. (NYSE: KBW), a full-service investment bank that specializes in the financial services sector, today announced financial results for the quarter ended March 31, 2007.

Highlights for the first quarter include:

•
After adjusting for 2006 IPO restricted stock awards, non-GAAP net income and diluted earnings per share decreased 6.2% and 18.9%, respectively, to $9.5 million and $0.30 per share, respectively, compared to net income of $10.2 million and diluted earnings per share of $0.37 for the first quarter of 2006.   First quarter 2006 net income and diluted earnings per share adjusted for the after-tax gain on the New York Stock Exchange seat conversion was $7.4 million and $0.27 per share, respectively.

•	Total revenues were relatively unchanged at $101.3 million compared to $101.4 million for the first quarter of 2006.

•	Investment banking revenues decreased 2.5% to $46.6 million compared to $47.8 million for the first quarter of 2006.

•	Commissions revenue increased 27.1% to $36.8 million compared to $28.9 million for the first quarter of 2006.

•
Principal transactions revenue decreased 36.0% to $7.4 million compared to $11.5 million for the first quarter of 2006 reflecting a more challenging environment in both the fixed income and equity markets in 2007.

•
The first quarter 2007 operating compensation ratio (GAAP compensation and benefits expense adjusted for 2006 initial public offering (IPO) restricted stock awards divided by total revenues) was 56.8%. This compares to a compensation ratio of 58.5% in the first quarter of 2006. In the first quarter of 2007, compensation expense included $2.8 million relating to 2006 bonus restricted stock awards granted in February 2007 in accordance with SFAS No. 123(R) including grants to employees who are eligible to retire.  A reconciliation between our GAAP results and non-GAAP measures is attached.

•
Non-compensation expenses increased 12.4% to $26.7 million compared to $23.8 million for the first quarter of 2006.  The increase in non-compensation expense was primarily due to incremental public company costs including insurance and professional fees.

•	As of March 31, 2007, preliminary stockholders’ equity amounted to $414 million, resulting in a preliminary book value of $14.17 per share.

“We are pleased with the results of the quarter which were in line with our expectations and continue to believe our efforts to expand and grow our franchise are progressing at a satisfactory pace,” said John G. Duffy, Chairman and Chief Executive Officer of KBW. “Our sales and trading operations, supported by our award-winning research team, performed very well during the quarter, which further demonstrates the success of our European expansion and our singular focus on the financial services sector.”

We expect to file our quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission on or about May 15, 2007.

About KBW
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry.

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements.  In some cases, you can identify these statements by words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, or “continue”, the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.  These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  These factors include, but are not limited to, those discussed under the caption “Risk Factors” in our Registration Statement on Form 10-K (File No. 001-33138), which is available at the Securities and Exchange Commission website at www.sec.gov.  Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

KBW, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollars in thousands, except per share information)

		Three Months Ended
		March 31,	March 31,
		2007	2006
Revenues:
Investment banking		$46,637	$47,842
Commissions		36,771	28,938
Principal transactions, net		7,356	11,495
Net gain on investments		842	6,826	(c)
Interest and dividend income		8,562	5,536
Investment advisory fees		376	372
Other		735	429

	Total revenues	101,279	101,438

Expenses:
Compensation and benefits		60,768	59,346

Occupancy and equipment		4,582	4,283
Communications and data processing		5,121	4,573
Brokerage and clearance		5,682	5,348
Interest		2,557	2,528
Other		8,793	7,061
	Non-compensation expenses	26,735	23,793

	Total expenses	87,503	83,139
	Income before income tax expense	13,776	18,299
Income tax expense		6,056	8,143
	Net income (a)	$7,720	$10,156

Earnings per share (a)(b):
Basic		$0.25	$0.37
Diluted		$0.24	$0.37

Weighted average number of common shares outstanding (b):
Basic		30,640,736	27,386,872
Diluted		31,525,629	27,412,199

(a) Net income and earnings per share prior to November 8, 2006 were classified as net income and net income per share attributable to mandatorily redeemable common stock.
(b) Share information has been restated to retroactively relfect a 43:1 stock split effected as a stock dividend on November 1, 2006.
(c) Net gain on investments for the three months ended March 31, 2006 includes a gain on the conversion of our New York Stock Exchange seat to cash and shares of NYX of $5.0 million.

Non-GAAP Financial Measures

We adopted Statement of Financial Accounting Standards No. 123(R) Share-Based Payment (“SFAS 123(R)”) during the first quarter of 2006.  We have reported in this press release our compensation expense, tax expense, net income and basic and diluted earnings per share on a non-GAAP basis for the first quarter of 2007. The non-GAAP amount excluded was with respect to the amortization of stock compensation expense associated with the grant of IPO restricted stock awards to our employees on November 8, 2006.

The following provides details with respect to reconciling compensation expense, tax expense, net income and basic and diluted earnings per share on GAAP basis for the first quarter of 2007 to the aforementioned captions on a non-GAAP basis in the same respective period.

(Dollars in thousands, except per share information)
	GAAP		Reconcilliation		Non-GAAP
First Quarter 2007:
Compensation and benefits expense	$60,768		$(3,227)	(a)	$57,541
Income tax expense	$6,056		$1,420	(b)	$7,476
Net income	$7,720		$1,807	(c)	$9,527
Compensation ratio	60.0%	(d)			56.8%	(d)

Earnings per share:
Basic	$0.25		$0.06		$0.31
Diluted	$0.24		$0.06		$0.30

Weighted average number of
common shares outstanding:
Basic	30,640,736		-	(e)	30,640,736
Diluted	31,525,629		-	(e)	31,525,629

(a) The non-GAAP adjustment represents the pre-tax expense with respect to the amortization of the IPO restricted stock awards granted to employees on November 8, 2006.
(b) The non-GAAP adjustment with respect to income tax expense represents the elimination of the tax benefit resulting from the amortization of the IPO restricted stock awards in the period.
(c) The non-GAAP adjustment with respect to net income was the after-tax amortization of the IPO restricted stock awards in the period.
(d) The first quarter 2007 compensation ratio was calculated by dividing compensation and benefits expense by total revenues of $101,279.
(e) Both the basic and diluted weighted average number of common shares outstanding were not adjusted.

We expect to grant restricted stock awards and other share-based compensation in the future. We do not expect to make any such substantial grants to employees outside of our regular compensation and hiring process, as we did when we granted IPO restricted stock awards in connection with our IPO.

Our management has utilized non-GAAP calculations of presented compensation expense, tax expense, net income and basic and diluted earnings per share that are adjusted in the manner presented above as an additional device to aid in understanding and analyzing our financial results for the first quarter of 2007. Specifically, our management believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of our core operating results and business outlook. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods. The period did not in the past, and likely will not in the future include such substantial grants of restricted stock awards to employees. Our reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance.

A limitation of utilizing these non-GAAP measures of compensation expense, tax expense, net income and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of compensation expense, tax expense, net income and basic and diluted earnings per share and the same respective non-GAAP measures of our financial performance should be considered together.

Further information regarding these non-GAAP financial measures is included in our Annual Report, Form 10-K, and is available to the public at the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov and at our website at http://www.kbw.com. You may also read and copy this report at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

Contacts

Investors:
KBW Investor Relations
Alan Oshiki, 866-529-2339
or
Media:
Intermarket Communications
Neil Shapiro, 212-754-5423

Source: KBW, Inc.